Exhibit 10.28

4AMENDMENT NO. 1 TO PREPAID FORWARD PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO PREPAID FORWARD PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of September 30, 2024, by and among Mars Acquisition Corp., a Cayman Island exempted company (the “SPAC”), ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of Mars (“Pubco”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (the “Company” or “ScanTech”), and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”) (collectively the “Parties”). Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the FPA (as defined below).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to a Prepaid Forward Purchase Agreement, dated as of September 4, 2023 (the “FPA”) by and among the Parties;

WHEREAS, pursuant to Section 6(a)(v) of the FPA the FPA terminated automatically on September 4, 2024 because the Business Combination was not consummated such date;

WHEREAS, the parties desire to revive the FPA and to amend certain provisions therein;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Revival of the FPA

The FPA is hereby revived and deemed to be in full force and effect as if no termination had occurred, subject to the amendments effected hereby.

Section 2. Amendments to the FPA2.1 Section 1(a)(i) of the FPA is hereby be amended and restated in its entirety to provide as follows:

“No later than the date any assets from SPAC’s trust account are disbursed in connection with the Business Combination, SPAC, the Company and Pubco shall cause Purchaser to be paid directly, out of the funds so disbursed, a cash amount (the “Prepayment Amount”) equal to the number of Purchase Shares multiplied by the Redemption Price. The Parties shall use commercially reasonable efforts to set up an escrow account to hold the Forward Purchase Shares pending sale or return to Pubco.”

2.2 Section 4(e) shall hereby be added:

“(e) The Purchaser hereby acknowledges e that Section 1.11(b) of the Business Combination Agreement , as amended, grants certain SPAC shareholders the right to receive two (2) shares of Pubco Common Stock, or a convertible security automatically convertible into or exercisable for two (2)  shares of Pubco Common Stock after 90 days following the Closing (the “Share Incentive”). The Purchaser, for itself and its affiliates, hereby agrees that it hereby irrevocably waives and relinquishes any right, title, interest or claim of any kind to the Share Incentive.”

2.3 Section 6(a(v) of the FPA is hereby amended and restated in its entirety to provide as follows:

“automatically if the Business Combination is not consummated by November 16, 2024.”

2.4 Section 1(a)(4) of the FPA is hereby amended and restated in its entirety to provide as follows:

“(iv)           In the event that the Purchaser owns in excess of 9.9% of Pubco’s outstanding shares of Common Stock (the “Ownership Limit”) at the Business Combination Closing, Purchaser shall return to Pubco a number of Prepaid Forward Purchase Shares such that after the return of such Prepaid Forward Purchase Shares it will own no more than the Ownership Limit. Purchaser shall retain the Redemption Price associated with any Prepaid Forward Purchase Shares returned pursuant to this paragraph.”

2.5 Section 1(a) of the FPA is hereby amended by adding an additional subparagraph (v) to provide as follows:

“(v) Notwithstanding the foregoing, Purchaser shall make no purchases of Forward Purchase Shares in the open market on or following the date that shareholders of SPAC shall no longer be entitled to have their SPAC Ordinary Shares redeemed in connection with the Business Combination (the “Redemption Deadline”), provided that Purchaser may effect purchases of SPAC Ordinary Shares after the Redemption Deadline from a shareholder who has previously elected to have such SPAC Ordinary Shares redeemed and has effectively reversed its redemption election, provided that the amount paid per SPAC Ordinary Share is no higher than the Redemption Price,

Section 3.    Effectiveness of Amendment. Upon the execution and delivery hereof, the FPA shall thereupon be deemed to be revived and amended as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the FPA, and this Amendment and the FPA shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the FPA.

Section 4.    General Provisions.

(a)    Miscellaneous. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or PDF transmission.

(b)    FPA in Effect. Except as specifically provided for in this Amendment, the FPA shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above.

The SPAC:

Mars Acquisition Corp.

By:
	Name:	Karl Brenza
	Title:	CEO and CFO

Pubco:

ScanTech AI Systems Inc.

By:
	Name:	Karl Brenza
	Title:	Director

RiverNorth SPAC Arbitrage Fund, L.P. By: RiverNorth SPAC Arbitrage GP, LLC, its General Partner By: RiverNorth Capital Management, LLC, its Managing Member

By:
	Name:	Marc Collins
	Title:	General Counsel

The Company:

ScanTech Identification Beam Systems, LLC

By:
	Name:	Dolan Falconer
	Title:	Chief Executive Officer and President

[Signature Page to Amendment to FPA]